Item 5. Other Events and Regulation FD Disclosure
Signatures
EXHIBIT INDEX
Form of Senior Secured Convertible Promissory Note
Form of Security Agreement
Certificate of Designation of Series E Stock
Certificate of Designation of Series F Stock
Form of Warrant to Purchase Shares of Common Stock

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 27, 2004

(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware	000-21729	73-1247666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13155 Noel Road, Suite 300, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

On May 27, 2004 The viaLink Company (OTCBB: VLNK), the leading provider of synchronization and scan based trading services to the retail supply provided a financing update including debt conversion and the reservation of a new stock symbol with NASDAQ.

In a series of transactions completed in May 2004, viaLink has concluded its issuance of Convertible Promissory Notes. The proceeds from the issuance of these notes totaled $5.4 million and have been used to fund the Company’s operations since early 2003. In connection with the definitive merger agreement with Prescient Systems announced yesterday, the holders of the notes have agreed to convert the face value into a newly Designated Series E Convertible Preferred Stock upon shareholder approval of the merger transaction. The Series E has a conversion price of $0.10 per share and beginning 18 months from the issuance date will pay a dividend of 4%. The terms of the Series E are structured for inclusion within equity on the Company’s balance sheet.

Additionally, viaLink has received funding commitments of an additional $2.75 million in the form of Series F Convertible Preferred Stock to be funded as follows: $1.25 million will be funded through 10% secured promissory notes prior to the closing of the merger and will automatically convert into $1.25 million of Series F upon the closing of the merger. The remaining $1.5 million of the Series F will be funded at the closing of the merger transaction. viaLink has agreed to issue warrants to purchase 27.5 million shares of common stock with an exercise price of $0.10 to the providers of this funding. The Series F will have an initial conversion price $0.10 per share. Under the terms of the Series F, the Series F will automatically convert into a qualified equity financing that results in at least $3 million of gross proceeds to the merged company. The terms of the Series F are structured for inclusion within equity on the Company’s balance sheet. Please refer to

Form 8-K which the Company intends to file for complete details related to series of transaction discussed above.

The form of the senior secured convertible promissory note is included herein as exhibit 99.1; the form of the security agreement thereto is included herein as exhibit 99.2; the Certificate of Designation of the Series E Preferred Stock is included herein as exhibit 99.3; the Certificate of Designation of the Series F Preferred Stock is included herein as exhibit 99.4; and the form of Warrant to be issued is included herein as exhibit 99.5

Additionally, viaLink has reserved the ticker symbol “IQIQ” for the Company to be used upon application for listing on the NASDAQ Small Cap Market. The Company will continue to trade under OTCBB:VLNK and will request the ticker change upon completion of the merger transaction.

Burnham Hill Partners acted as exclusive placement agent and financial advisor in connection with the issuance of the $5.4 million in convertible promissory notes, $5.4 million in Series E preferred stock, $1.25 million in 10% senior secured convertible promissory notes and $2.75 Million in Series F preferred stock.

About Burnham Hill Partners

Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations of up to $250 million. Burnham Hill Partners’ sector expertise includes telecommunications, electronics equipment and services, network security and software as well as medical devices and life sciences. For more information on Burnham Hill Partners, its professionals and deal history call 212-980-2200.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company

Date: June 1, 2004	By:	/s/ Brian Carter
Brian Carter
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Form of Senior Secured Convertible Promissory Note

99.2	Form of Security Agreement

99.3	Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock of the viaLink Company

99.4	Certificate of Designation of the Relative Rights and Preferences of the Series F Convertible Preferred Stock of the viaLink Company

99.5	Form of Warrant to Purchase Shares of Common Stock of The viaLink Company.